Exhibit 99.1

JOINT FILING AGREEMENT

The undersigned, being duly authorized thereunto, hereby execute this agreement as an exhibit to this Schedule 13D to evidence the agreement of the below-named parties, in accordance with the rules promulgated pursuant to the Securities Exchange Act of 1934, to file this Schedule jointly on behalf of each such party.

Dated: June 2, 2011

Prides Capital Partners, L.L.C.

By:	/s/ Murray A. Indick
Murray A. Indick
Member

Kevin A. Richardson, II

By:	/s/ Murray A. Indick
Murray A. Indick
Attorney-in-Fact